UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2023

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1555 Freedom Blvd.
Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(385) 497-6955

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Risk Factors

The following should be read in conjunction with, and supplements and amends, the factors that may affect our business or operations described under “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”). If any of the following risks actually occur, our business, financial condition or results of operations could suffer materially.

The transition by California to new net energy metering policies that lower the export rate to consumers of solar energy sold back to utilities has had a negative impact on our operating results and capital resources and may continue to negatively impact our operations in the future.

Net Energy Metering (NEM) is utilized in California to allow consumers to participate in transmitting solar power generated from their systems and selling the power back to the grid. The price at which such power is sold back to the utilities is referred to as the export rate. This benefit has allowed consumers to improve the economics of their investment in solar by lowering the consumers overall energy bill and shortening the payback period. In December 2022, the California Public Utility Commission (CPUC) issued a final decision to update its NEM policies that adversely impacted the economic benefits of residential and commercial solar projects by lowering the export rate, a key benefit of solar, by approximately 75%.

To obtain the benefit of NEM in California, the local utility servicing a customer must approve an application for interconnection to the electric grid. Once the interconnection application and permits are received, Solcius, our residential operating subsidiary, installs the solar system.  Customers that submitted their solar applications (through solar providers like Solcius) by April 14, 2023, qualified under the prior, more economically beneficial NEM regulations. This change in regulation by the CPUC resulted in a surge of applications prior to the application deadline that has caused significant delays, with the average application approval time by utilities increasing from less than a week to more than one month beginning in March of 2023. As a result, the pace of new Solcius installations have been delayed. We believe the delay in installations resulting from longer application approval times will negatively impact revenue and cash flow in 2023. In 2022, we generated 41% of our revenue in California, 29% of which was attributed to residential installations. The surge in applications may also lead to a decline of applications in subsequent quarters, once the current backlog has been processed.

While the reduction in export rate is significant, the cost of solar relative to current electricity bills and the expected inflationary pressures on future utility rates is likely to continue to justify the economics of solar, consistent with our long-term market view. Additionally, homeowners may augment their solar systems with batteries to ensure that excess power generated during the day is exported to the grid during periods of peak pricing.

Tightening credit markets have reduced the availability of advanced funding for solar projects and negatively impacted our operating results and capital resources and may continue to negatively impact our operations in the future.

We partner with various financing providers that offer our customers financial products that allow them to monetize the benefit of solar power generations. At the time of sale of a solar installation, we have historically received advanced funding from lenders to support our working capital needs. Credit market tightening related to recent bank sector volatility and general economic uncertainty have begun to materially change how lenders manage their risk profiles. In view of changing market dynamics, some lenders are either reducing or eliminating advance funding, which delays the timing of payment to us and negatively affects our available liquidity. Additionally, lenders are modifying their payment milestones and timelines, which may further reduce our available liquidity. If lenders continue to reduce or eliminate advance funding for solar installations, our liquidity available for operations may continue to be negatively impacted.

Climate change may have long-term impacts on our business, our industry, and the global economy.

Climate change poses a systemic threat to the global economy and will continue to do so until our society transitions to renewable energy and decarbonizes. While our core business model seeks to accelerate this transition to renewable energy, there are inherent climate-related risks to our business operations. Warming temperatures throughout the United States, and in California, our biggest market, in particular, has contributed to extreme weather, intense drought, and increased wildfire risks. These events have the potential to disrupt our business, our third-party suppliers, and our customers, and may cause us to incur additional operational costs. For instance, natural disasters and extreme weather events associated with climate change can impact our operations by delaying the installation of our systems, leading to increased expenses and decreased revenue and cash flows in the period. During the first quarter of 2023, unusually adverse weather conditions across the United States and California, in particular, have caused significant installation delays that have resulted in decreased revenues and negatively impacted our operating results and available cash resources. We estimate that weather delays in the first quarter of 2023 resulted in the delay of approximately $7.8 million of revenue during the period. Natural disasters and extreme weather events can also cause a decrease in the output from our systems due to smoke or haze. Additionally, if weather patterns significantly shift due to climate change, it may be harder to predict the average annual amount of sunlight striking each location where our solar energy systems are installed. This could make our solar service offerings less economical overall or make individual systems less economical.

Cash for Operations

The risks described above and other factors that contributed to lower revenue in the first quarter of 2023 have had a negative impact on our available cash for operations. We had approximately $8.1 million and $3.7 million in cash and restricted cash at December 31, 2022 and March 31, 2023, respectively.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact (including, but not limited to statements that contain words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would”) should be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in or implied by these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of the Company, particularly those mentioned under the heading “Risk Factors” in this Current Report on Form 8-K and in our other filings with the Securities and Exchange Commission, including the Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

The forward-looking statements included herein relate to, among other things, statements about: (i) the impact to our operating results and capital resources caused by California’s transition to new NEM policies; (ii) the impact to our operating results and capital resources caused by the tightening credit markets; and (iii) the impact that climate change, natural disasters and extreme weather could have on our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: April 19, 2023	By:	/s/ Gaylon Morris
	Name:	Gaylon Morris
	Title:	Chief Executive Officer